EXHIBIT 10-Y
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(Manhattan)

                            PROMISSORY NOTE
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     For value received, the undersigned,JMB/Manhattan Associates, Ltd.
("Payor"), promises to pay, on or before June 30, 1999, to the order of JMB Realty Corporation ("Payee"): (i) Two million dollars ($2,000,000), or, if less, the aggregate unpaid principal amount of all loans made by Payee to Payor as reflected on either the books and records of Payee or on Schedule A attached hereto and incorporated herein, and (ii) accrued interest on such outstanding principal amount, as further provided hereinafter. In the event of any conflict between Schedule A and the books and records of Payee regarding the principal balance hereunder, the latter shall control.

     The unpaid principal amount of loans from time to time outstanding hereunder shall bear interest from the date any such loan is made through maturity at the applicable Federal rate for short term loans in effect for the first month of each semi-annual period (i.e. January or July) under
Section 1274 of the Internal Revenue of 1986, as amended, compounded semi-annually on December 31 and June 30 of each calendar year, and payable at maturity. For any principal amounts loaned between January 1 and July 1, or between July 1 and January 1, interest shall be computed on such amounts for such partial periods at the applicable Federal short term rate, in effect on the day the loan is made.

     Prior to maturity, accrued interest on this Note shall compound at the end of each interest period, which shall be June 30 and December 31 as applicable. If Payor does not make payment of the interest then accrued at the end of any interest period, the accrued interest shall be added to principal on the last day of the applicable interest period, and the amount added to principal shall be entered on Schedule A and on the books and records of Payee as additional principal. After maturity, interest shall be payable upon demand by Payee. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days. The final interest period for this Note shall terminate at maturity.

     Payor may prepay without premium or penalty all or any part of the principal or interest evidence by this note at any time. Prepayments shall be applied first to interest then accrued (whether or not the interest period has then elapsed) and then to principal.

     The undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses of every kind, including reasonable attorney's fees and costs, incurred by Payee in endeavoring to collect any amounts payable hereunder which are not paid when due whether or not any lawsuit is ever filed with respect thereto. Payments of both principal and interest shall be made in lawful money or the United States of America in immediately available federal funds, in accordance with instructions issued by Payee from time to time.

     Payor and all sureties, endorsers, and guarantors of this Note (i) waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree that Payee or any other holder hereof shall not be required first to institute suit in order to enforce payment of this Note, and (iii) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     This Note is intended to be performed in accordance with and only to the extent permitted by all applicable law. If any portion of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this instrument nor the application of such provisions to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     No single or partial exercise by Payee, or delay or omission in the exercise by Payee, or any right or remedy shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy. This Note may not be modified or amended except in a writing expressly intended for such purpose and executed by Payor and Payee. Notwithstanding any provision herein to the contrary, liability of Payor to Payee hereunder shall be limited to and satisfied from any and all assets of Payor (other than rights of Payor against its partners), and no present or future partner, shareholder, officer, director, trustee, beneficiary, employee or agent of Payor shall have any personal liability under or in connection with this Note, and no deficit capital account of any partner of Payor shall be treated as an asset of Payor for purposes of the foregoing. Payee may elect, in its sole discretion, to direct Payor to pay all or any portion of the principal and interest payable hereunder to any person or entity specified by Payee. Payee may assign, transfer, pledge or otherwise encumber this Note from time to time in its sole discretion.

     This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Note is made under and governed by the internal laws of the State of Illinois.

Dated:  October 7, 1996


                            By:   JMB/Manhattan Associates, Ltd.

                            By:   JMB/Manhattan Investors, Inc.
                                  General Partner


                            By:
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                            Title:
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